                              PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made as of March 13, 1997, by and between EQUITY RESIDENTIAL PROPERTIES TRUST (the "Company") and ________ ____________________________________________________________ (the "Purchaser").

                                  SECTION I.

                       Authorization and Sale of Shares
                       --------------------------------

     1.1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of ________ common shares of beneficial interest, $.01 par value per share ("Shares"), to the Purchaser.

     1.2. Sale of Shares. At the Closing (as defined in Section 2), the Company will issue and sell to the Purchaser, and Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, ______ Shares at a price of $46.00 per Share for an aggregate purchase price of $____________.

                                  SECTION II.

                            Closing Date; Delivery
                            ----------------------

     2.1. Closing Date. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall occur at the offices of Rosenberg & Liebentritt, P.C., Chicago, Illinois on Wednesday, March 19, 1997, or at such other time and place as the parties hereto may agree (the "Closing Date").

     2.2. Delivery. At the Closing, the Company will deliver, via the facilities of The Depository Trust Company, certificates representing the Shares registered in the Purchaser's name or in the name of Purchaser's nominee. Such delivery shall be against payment of the purchase price for the Shares determined pursuant to Section 1.2 above by wire transfer to a bank account of the Company specified to the Purchaser by the Company.

                                 SECTION III.

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to Purchaser as follows:

     (a) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of Maryland with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Company's Registration Statement on Form S-3 (File No. 333-12211) relating to the sale of the Shares (as amended, the "Registration Statement").

     (b) The Company has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the


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Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under the Declaration of Trust or By-laws of the Company, assuming that, following the issuance of the Shares to Purchaser, Purchaser will own less than the Ownership Limit (as defined in the Company's Declaration of Trust) or such limit regarding ownership of Common Shares by Purchaser that has been established by a resolution of the Board of Trustees in accordance with Article VII of the Company's Declaration of Trust.

     (c) The Common Shares to be purchased from the Company hereunder have been duly authorized for issuance and, when issued and delivered to the Purchaser by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable.

     (d) The Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are approved for listing, subject to notice of issuance on the New York Stock Exchange, Inc. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the New York Stock Exchange, Inc., nor has the Company received any notification that the Commission (as defined below) or the New York Stock Exchange, Inc. is contemplating terminating such registration or listing.

     (e) The Registration Statement has become effective and the Company has not received, and has no notice of, any order of the Securities and Exchange Commission (the "Commission") preventing or suspending the use of the Registration Statement or the Prospectus contained therein, or proceedings instituted for that purpose.

                                  SECTION IV.

               Representations and Warranties of the Purchasers
               ------------------------------------------------

     This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Purchaser is acquiring the Shares for investment and not with a view to distribution.

                                  SECTION V.

                      Conditions to Closing of Purchaser
                      ----------------------------------

     The Purchaser's obligation to purchase the Shares at the Closing is subject to fulfillment or waiver as of the Closing Date of the following conditions:

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     (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed and complied with in all material respects.

     (c) The Purchaser shall have received a legal opinion of Rosenberg & Liebentritt in substantially the form of Exhibit A attached hereto.

     (d) The Registration Statement shall continue to be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission.

                                  SECTION VI.

                       Conditions of Closing of Company
                       --------------------------------

     The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

     (a) The representations made by Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     (b) All actions, covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed and complied with in all respects.

     (c) The Registration Statement shall continue to be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission.

                                 SECTION VII.

                                 Miscellaneous
                                 -------------

     7.1. Waivers and Amendments. The terms of this Agreement may be waived or amended only with the written consent of the Company and Purchaser.

     7.2. Governing Law. This Agreement shall be governed in all respects by the laws of Illinois without regard to the conflict of laws and rules thereof.

     7.3. Successors and Assigns. This Agreement may not be assigned by Purchaser without the written consent of the Company.

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     7.4. Entire Agreement. This Agreement, which includes the Exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein.

     7.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.6. Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     7.7. Expenses. The Company and Purchaser shall bear its own expense incurred on its behalf with respect to this Agreement and the transactions contemplated herein, including fees of legal counsel.

     7.8. Survivability. The respective representations and covenants of the parties hereto shall survive the Closing of the transactions contemplated hereby.

     7.9. Limitation on Liability. The Company is an unincorporated real estate investment trust. No obligations of the Company hereunder are personally binding upon, nor shall any recourse be had personally to, or against the private property of, any of the trustees, shareholders, officers, employees or agents of the Company, but the Purchaser shall look solely to the property of the Company for satisfaction of any claim hereunder.

                               *   *   *   *   *

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                EQUITY RESIDENTIAL PROPERTIES TRUST

                                By:
                                    ____________________________________________
                                    Name:
                                           _____________________________________
                                    Title:
                                           _____________________________________

                                Address:

                                Telecopy No.:

                                ________________________________________________

                                ________________________________________________

                                By:
                                    ____________________________________________
                                    Name:
                                           _____________________________________
                                    Title:
                                           _____________________________________

                                Address:

                                Telecopy No.:



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